UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                May 9, 2008

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                     May 5, 2008

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On May 8, 2008, the registrant and John C. Earley entered into a Separation Agreement and General Release (the “Agreement”) in conjunction with Mr. Earley’s resignation as Senior Vice President of Operations of the registrant.  The registrant has agreed to pay Mr. Earley a sum of $1,550,000 as consideration for his covenants, waivers and releases set forth in the Agreement, including $665,855 for equity compensation benefits in which Mr. Earley has vested.  In addition, Mr. Early will provide consulting services to the registrant for a period of six months beginning in March 2008, for which the registrant will pay him $16,667 per month.

Item 7.01	Regulation FD Disclosure

On May 5, 2008, the registrant issued a press release announcing that it had received certificates of public convenience and necessity to construct its Gulf Crossing Pipeline project and the Fayetteville and Greenville Laterals. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under Item 7.01 and in Exhibit 99.1 in this Current Report are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information under Item 7.01 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01          Financial Statements and Exhibits.

(d)      Exhibits:

Exhibit No.	Description
99.1	Boardwalk Pipeline Partners, LP News Release, issued May 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:      BOARDWALK GP, LP,
its general partner

By:      BOARDWALK GP, LLC,
its general partner

By:       /s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Dated: May 9, 2008